Exhibit 10.7

FIRST AMENDMENT TO SEVERANCE AGREEMENT

This First Amendment to Severance Agreement (this “Amendment”) is made this 15th day of November, 2021 by and between Farmers and Merchants Bank (the “Bank”) and Mark C. Krebs (the “Employee”). All capitalized terms used but not defined herein shall have the meanings given such terms in the Severance Agreement (as defined below).

WHEREAS, the Bank and the Employee (each, a “Party” and, collectively, the “Parties”) are parties to that certain Severance Agreement dated and effective as of February 19, 2013 (the “Severance Agreement”) pursuant to which the Employee will be entitled to a severance payment from the Bank under certain circumstances following a Change in Control.

WHEREAS, the Parties desire to amend the Severance Agreement to, among other things, clarify certain of their respective obligations thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Amendment. The Severance Agreement is hereby amended by deleting paragraph (2) of Section 1(b) in its entirety and substituting the following in lieu thereof:

(2)         “Good Reason.” Termination for “Good Reason” shall mean termination of employment by the Employee within ninety (90) days following the occurrence of one of the following events which event occurs without the Employee's prior written consent within twelve (12) months following a Change in Control of the Bank: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than fifteen (15) linear miles from his primary office as of the date of the Change in Control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under existing contracts including this Agreement, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the Change in Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position that represent a material diminution in the Employee’s authority, duties or responsibilities; (v) a failure to elect or reelect the Employee to the Board of Directors of the Bank, if the Employee is serving on the Board on the date of the Change in Control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank; or (vii) a material reduction in the secretarial or other administrative support of the Employee. The Employee shall be required to provide written notice to the President of the Bank of the existence of an event described in this Section 1(b)(2) within a 30-day period after the initial existence of such event, and the Bank shall have 30 days after the receipt of such notice by the President to remedy such event without liability. Further, to trigger a payment pursuant to Section 1(a)(1)(B) of this Agreement, the Employee must actually terminate his employment with the Bank within 90 days after the initial occurrence of the event constituting Good Reason.

2.    Effect of Amendment. Except as expressly set forth herein, the Severance Agreement shall not by implication or otherwise be supplemented, modified or amended by virtue of this Amendment, and shall remain in full force and effect, as amended hereby. The Severance Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

3.    Entire Agreement. The Severance Agreement, as amended by this Amendment, contains the entire agreement between the Parties with respect to the subject matter thereof and hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto and hereto.

4.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be exchanged by email (in .pdf format) or facsimile by the Parties.

5.    Governing Law. The provisions of Section 7 of the Severance Agreement are incorporated herein by reference and made a part hereof as if set forth herein.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

FARMERS AND MERCHANTS BANK OF FOWBLESBURG, MARYLAND

By:	/s/
Name:	James R. Bosley, Jr.
Title:	President

EMPLOYEE

/s/
Mark C. Krebs